UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Bridgford Foods Corporation

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BRIDGFORD FOODS CORPORATION
_________________________________

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
March 23, 2011
10:00 a.m. Pacific Time
_________________________________

To the Shareholders of BRIDGFORD FOODS CORPORATION:

The annual meeting of the shareholders of Bridgford Foods Corporation, a California corporation, will be held at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California 92801, on Wednesday, March 23, 2011 at 10:00 a.m. Pacific Time, for the following purposes:

(1)	To elect eight directors to hold office for one year or until their successors are elected and qualified.

(2)	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company's independent public accountants for the fiscal year ending on October 28, 2011.

(3)	To hold an advisory vote on executive compensation.

(4)	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

(5)	To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the eight director nominees referenced in Proposal 1, “FOR” Proposals 2 and 3, and for a “THREE YEAR” frequency with respect to Proposal 4.  Each of the Proposals are described in greater detail in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on February 4, 2011 are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on March 23, 2011.

Pursuant to the rules of the Securities and Exchange Commission, or the SEC, the Company has elected to provide access to its proxy materials both by sending you a full set of proxy materials, including this notice of meeting, the accompanying proxy statement and proxy card, and the 2010 Annual Report to Shareholders, and by notifying you of the availability of the proxy materials on the Internet.   The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Shareholders are available at https://materials.proxyvote.com/108763.

All shareholders are cordially invited to attend the annual meeting.  HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS RESPECTFULLY URGES YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.  If you attend the meeting in person, you may withdraw your proxy and vote your shares.  Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.  The meeting will be held at the principal offices of Bridgford Foods Corporation, which are located at 1308 North Patt Street, Anaheim, California 92801, one block east of Lemon St. and just south of the 91 Freeway in the city of Anaheim, California.  Driving directions may be obtained by contacting the office manager at 714-526-5533.

Your vote is extremely important.  Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the annual meeting.

By order of the Board of Directors

/s/ Cindy Matthews-Morales
Cindy Matthews-Morales
Secretary
Anaheim, California
February 18, 2011

BRIDGFORD FOODS CORPORATION
1308 North Patt Street, Anaheim, California  92801
_________________________________

PROXY STATEMENT
_________________________________

Annual Meeting of Shareholders to be held March 23, 2011

The enclosed proxy is solicited by the Board of Directors of Bridgford Foods Corporation, a California corporation (the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at the offices of the Company, which are located at 1308 North Patt Street, Anaheim, California 92801, on Wednesday, March 23, 2011 at 10:00 a.m. Pacific Standard Time, and at any adjournment thereof.  All shareholders of record at the close of business on February 4, 2011 are entitled to notice of and to vote at such meeting.  This Proxy Statement and the accompanying proxy are being mailed on or about February 18, 2011.

The persons named as proxies were designated by the Board of Directors and are officers and directors of the Company.  Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting, withdrawing the proxy and voting in person.  Attendance at the Annual Meeting will not in and of itself constitute revocation of the proxy.

All proxies, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions given in the proxy.  If a choice is not specified in the proxy, the proxy will be voted “FOR” election of each of the eight director nominees proposed by the Board of Directors, “FOR” ratification of the Company’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent public accountants for the Company, “FOR” the approval, on an advisory basis, of the compensation of the Company's named executive officers, and for the approval, on an advisory basis, of a resolution to hold an advisory vote on executive compensation every “THREE YEARS.”  Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice hereof.  However, if any other matter properly comes before the Annual Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with their best judgment.

Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic mail.  All expenses incurred in connection with this solicitation will be borne by the Company.  The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock in the name of a broker or nominee.

On February 4, 2011, there were 9,322,150 shares of common stock of the Company outstanding.  The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting.

Each share of common stock entitles the holder thereof to one vote on each matter to be voted upon by such shareholders and, upon prior notice, to cumulate votes for the election of directors.  For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the meeting in person or by proxy and who abstain or withhold their vote, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum.  Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers.  As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.  As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.  The effect of proxies marked “withheld” as to any director nominee or “abstain” as to any other Proposal, and the effect of broker non-votes on each of the Proposals, is discussed in each Proposal below.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually to serve until the next annual meeting of the shareholders or until their respective successors are elected and duly qualified.  At the Annual Meeting, eight directors are to be elected.  The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Annual Meeting.  Every shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.  No shareholder or proxy, however, shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes.  If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.  Each of these individuals has served as a director since the last annual meeting.  All current directorships are being filled.

Unless otherwise instructed, shares represented by the proxies will be voted “FOR” the election of each of the nominees listed below.  Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.

Each nominee has indicated that he is willing and able to serve as director if elected.  In the event that any of such nominees shall become unavailable for any reason, an event which management does not anticipate, it is intended that proxies will be voted for substitute nominees designated by management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

The following table and biographical summaries set forth, with respect to each nominee for director, his age, the positions he holds in the Company and the year in which he first became a director of the Company.  Data with respect to the number of shares of the Company’s common stock beneficially owned by each of such directors as of February 4, 2011 appears under the caption “PRINCIPAL SHAREHOLDERS AND MANAGEMENT” below.

Name	Age	Current Position at the Company	Year First Became Director
Allan L. Bridgford	75	Senior Chairman of the Board and Member of the Executive Committee (1)(4)	1952
William L. Bridgford	56	Chairman of the Board and Member of the Executive Committee (1)(4)	2004
Bruce H. Bridgford	58	Director (1)(4)	2009
Robert E. Schulze	76	Director (2)(3)(4)	1980
Todd C. Andrews	45	Director (2)(3)(4)	2004
D. Gregory Scott	54	Director, Audit Committee and Compensation Committee Chairman (2)(3)(4)	2006
Richard A. Foster	75	Director (2)(3)(4)	2001
Paul R. Zippwald	73	Director (2)(3)(4)	1992

(1)	William L. Bridgford and Bruce H. Bridgford are cousins and are also each nephews of Allan L. Bridgford.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Nominating Committee.

Directors

Allan L. Bridgford

Allan L. Bridgford has served as Senior Chairman of the Board since March of 2006.  From March of 1995 through March of 2006, Mr. Bridgford served as Chairman of the Board.  He has been an employee of the Company since 1957, and reduced his work schedule to 80% in March of 2000 and 60% in March of 2005.  Mr. Bridgford’s base compensation was reduced by the same percentage as his work schedule reduction.  Mr. Bridgford has also served as a member of the Executive Committee since 1972.  He is a graduate of Stanford University with a degree in Economics.

Mr. Bridgford has extensive knowledge of the Company’s business and experience in the food industry developed during his 54 year tenure with the Company.  He is one of the principal owners of Bridgford Industries Inc., the majority stockholder of Bridgford Foods Corporation.  The Board believes he is qualified to serve as a director based on these experiences as well as his other valuable attributes and skills.

William L. Bridgford

William L. Bridgford has served as Chairman of the Board since March of 2006.  He previously served as President of the Company from June of 2004 until March of 2006, and Secretary of the Company for more than five years.  Mr. Bridgford has been a full-time employee of the Company since 1981.  Mr. Bridgford has also served as a member of the Executive Committee since 2004.  Mr. Bridgford is a graduate of California State University of Fullerton with a degree in Business Management.

Mr. Bridgford brings to the Board extensive experience in the operations of the Company and provides strong leadership skills that provide strategic business guidance to the Company.  He is one of the principal owners of Bridgford Industries Inc., the majority stockholder of Bridgford Foods Corporation.   The Board believes his executive managerial experience and Company knowledge base combined with his understanding of corporate values and culture qualify him to serve as a member of the Board.

Bruce H. Bridgford

Bruce H. Bridgford has served as President of Bridgford Foods of California, a division of the Company, since March of 1999.  Mr. Bridgford has been a full time employee of the Company since 1977 and earned a B.S. degree in Business concentration in finance and marketing from the University of Southern California.

Mr. Bridgford provides key insight into the direct store delivery operations of the Company as well as strategic direction for the sales management and marketing functions of the Company.  He is one of the principal owners of Bridgford Industries Inc., the majority stockholder of Bridgford Foods Corporation.   The Board believes these skills and experiences qualify him to serve as a member of the Board.

Robert E. Schulze

Robert E. Schulze is a Certified Public Accountant (inactive) and previously served the Company in several capacities including President, Executive Vice President, Principal Financial Officer, Secretary and Treasurer.  Mr. Schulze retired as an employee effective as of June 30, 2004.  He attended Saint Louis University and the University of California at Los Angeles, and holds a B.S. degree in Accounting from the California State University at Long Beach.

Mr. Schulze brings to the Board extensive experience with the operations and management of the Company developed during his tenure with the Company serving in various leadership positions over a period of more than 40 years.  He provides an essential link between management and the Board of Directors and enables the Board to provide oversight with the benefit of management’s perspective of the business.  Mr. Schulze has over five years experience in public accounting with PricewaterhouseCoopers.  In addition, due to his financial and accounting experience, Mr. Schulze qualifies as an audit committee financial expert and is financially sophisticated within the applicable NASDAQ rules.  The Board believes that his Company experience combined with his financial and accounting experience qualify him to serve as a member of the Board.

Todd C. Andrews

Todd C. Andrews is a Certified Public Accountant (inactive) and presently serves as Vice President and Controller of Public Storage, a member of the S&P 500, headquartered in Glendale, California.  Mr. Andrews has been employed by Public Storage since 1997.  Mr. Andrews graduated cum laude with a Bachelor of Science degree in Business Administration in 1988 with an emphasis in accounting and finance from California State University, Northridge.

Mr. Andrews is qualified to be a director due to his extensive experience in multiple accounting and finance roles over a period of more than 20 years.  In particular, Mr. Andrews is experienced in the areas of financial reporting and analysis, treasury management, SEC reporting, internal controls and operational analysis.  In addition, Mr. Andrews brings a diverse set of perspectives to the Board from serving in positions in multiple industries, including public accounting, entertainment and real estate. Mr. Andrews qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ rules.

D. Gregory Scott

D. Gregory Scott is a Certified Public Accountant (inactive) and currently serves as the Managing Director of Peak Holdings, LLC, an investment management company, based in Beverly Hills, California.  Mr. Scott has been with Peak Holdings, LLC for more than the past five years.  Peak Holdings, LLC and its affiliates own and manage in excess of three million square feet of office, retail and warehouse space throughout the United States.

Mr. Scott qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ rules.  Mr. Scott brings to the Board extensive financial and managerial experience which qualify him to serve as a member of the Board.

Richard A. Foster

Richard A. Foster was the President of Interstate Electronics Corporation, a wholly owned subsidiary of Figgie International, Inc., from 1979 until his retirement in 1991.  Mr. Foster also served as Vice President of Figgie International, Inc. from 1986 to 1991.  He holds a B.S. degree from Stanford University and an M.S. degree from the University of California at Los Angeles.

Mr. Foster has significant experience and background in corporate operations and has provided many years of service to the Company as a member of the Board.  The Board believes that Mr. Foster is qualified to serve as a director of the Company due to his extensive business and managerial expertise.

Paul R. Zippwald

Paul R. Zippwald was Regional Vice President and Head of Commercial Banking for Bank of America NT&SA, North Orange County, California, for more than five years prior to his retirement in July 1992.  Mr. Zippwald is currently retired.  He is a graduate of the Graduate School of Credit and Financial Management at the Amos Tuck School of Business Administration of Dartmouth College, and also holds a graduate degree from the American Institute of Banking.

Mr. Zippwald brings to the Board a background and expertise in banking and investment advisory services.  He has provided many years of service to the Company as a member of the Board.  We believe that Mr. Zippwald is qualified to serve as a director of the Company due to his business expertise and executive managerial experience.

Public Company Directorships

Except as indicated above, none of the directors has been a director at any other public company in the past five years.

Board Meetings

During fiscal year 2010, the Company’s Board of Directors held twelve regular monthly meetings.  Each of the nominees holding office during this period attended at least 75% of the aggregate number of monthly meetings of the Board of Directors and meetings of committees upon which he served.  Non-employee directors were paid $1,350 for each of the first three Board meetings held in fiscal year 2010 and $1,500 for each subsequent Board meeting in fiscal year 2010.  Employee directors received no additional compensation for attending the meetings.

Arrangements or Understandings with Directors

There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.

Controlled Company Status

The Company is considered a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules based on the approximate 77% ownership of the Company by Bridgford Industries Incorporated and is therefore exempted from various rules pertaining to certain “independence” requirements of its directors and certain requirements with respect to the committees of the Board.  Nevertheless, the Board of Directors has determined that Messrs. Andrews, Foster, Schulze, Scott and Zippwald, constituting a majority of the Board, are all “independent directors” within the meaning of Rule 5605 of the NASDAQ Listing Rules.

Board Committees

The Board of Directors maintains three committees, the Compensation Committee, the Audit Committee and the Nominating Committee.

Compensation Committee

The Compensation Committee for fiscal year 2010 and as of the date of mailing of this proxy statement consists of Messrs. Andrews, Foster, Schulze, Scott and Zippwald.  Each of the members of the Compensation Committee is a non-employee director and is independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  The Compensation Committee is responsible for establishing and administering the Company’s compensation arrangements for all executive officers.

The Compensation Committee meets no less frequently than annually as circumstances dictate to discuss and determine executive officer and director compensation.  The Compensation Committee does not generally retain the services of any compensation consultants.  However, from time to time it utilizes compensation data from companies that the Compensation Committee deems to be competitive with the Company in connection with its annual review.  The Compensation Committee has the power to form and delegate authority to subcommittees when appropriate, provided that such subcommittees are composed entirely of directors who would qualify for membership on the Compensation Committee.  See “Compensation Discussion and Analysis” and “Director Compensation.”

The Compensation Committee held one meeting during fiscal year 2010, which was attended by all committee members.  No additional compensation is paid to directors for participation on the Compensation Committee.  The Compensation Committee operates under a written charter, which was adopted on October 11, 2010 and is attached as Exhibit A to this proxy statement.  The charter is not available on the Company’s website.

Audit Committee

The Audit Committee for fiscal year 2010 and as of the date of mailing of this proxy statement consists of Messrs. Andrews, Foster, Schulze, Scott and Zippwald.  The Audit Committee has been established in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and each of the members of the Audit Committee is an “independent director” as defined in Rule 5605(c)(2) of the NASDAQ Listing Rules.  In addition, the Board has determined that Messrs. Andrews, Schulze and Scott qualify as “audit committee financial experts” as such term is used in the rules and regulations of the SEC.

The Audit Committee meets periodically with the Company’s independent registered public accountants and reviews the Company’s accounting policies and internal controls.  It also reviews the scope and adequacy of the independent registered public accountants’ examination of the Company’s annual financial statements.  In addition, the Audit Committee selects the firm of independent registered public accountants to be retained by the Company, subject to shareholder approval, pre-approves services rendered by its independent registered public accountants and pre-approves all related-party transactions.

The Audit Committee held 12 meetings during fiscal year 2010.  Each of the members of the Audit Committee receive $300 or $500 per meeting depending on the length of each meeting attended.  In addition, the Audit Committee holds a pre-earnings release conference with the Company’s independent registered public accountants on a quarterly basis.  The Audit Committee operates under an Amended and Restated Audit Committee Charter, which was approved on November 8, 2010 and is attached as Exhibit B to this proxy statement.  The charter is not available on the Company’s website.

Nominating Committee

The Board of Directors has decided that the full Board should perform the functions of a Nominating Committee for the Company.  It made that decision because the Board believes that selecting new Board nominees is one of the most important responsibilities the Board members have to the Company’s shareholders and, for that reason, all of the members of the Board should have the right and responsibility to participate in the selection process.  Because of its status as a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules, the Company is not required to have a Nominating Committee comprised solely of independent directors.

In its role as Nominating Committee, the full Board identifies and screens new candidates for Board membership.  Nevertheless, actions of the Board, in its role as Nominating Committee, can be taken only with the affirmative vote of a majority of the independent directors on the Board, as defined by the NASDAQ Listing Rules.  The Board last met in its role as Nominating Committee in August 2008 to approve the appointment of one new director.  The Nominating Committee does not act pursuant to a written charter.

Director Nomination Process

In identifying new Board candidates, the Board will seek recommendations from existing Board members and executive officers.  In addition, the Board will consider any candidates that may have been recommended by any of the Company’s shareholders who have made those recommendations in accordance with the shareholder nomination procedures described below.  The Board, in its capacity as Nominating Committee, does not evaluate nominees recommended by shareholders differently from its evaluation of other director nominees.  The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist in identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Board will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; the candidate’s reputation for integrity; and the candidate’s participation in local community and local, state, regional or national charitable organizations.  When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates the Board members believe are best qualified to serve as directors.  The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Board Consideration of Diversity

The Board believes that differences in experience, knowledge, skills and expertise enhance the performance of the Board.  Accordingly, the Board, in its capacity as Nominating Committee, considers such diversity in selecting and evaluating proposed Board nominees.  However, the Board has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board.

Shareholder Recommendation of Board Candidates

Any shareholder desiring to submit a recommendation for consideration by the Board of a candidate that the shareholder believes is qualified to be a Board nominee at any upcoming shareholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders.  However, if the date of the upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting.  In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating shareholder and of the person or persons being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings, that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding each such recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of each such recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.  No director nominations by shareholders have been received as of the filing of this Proxy Statement.

Board Leadership Structure and the Role of the Board in Risk Management Oversight

 Board Leadership Structure.

The Board is comprised of a total of eight directors.  One of those directors, Allan L. Bridgford, serves as the Senior Chairman of the Board.  In this capacity, he is principally charged with fulfilling the following duties:

▪	Presiding as the Chairman of the meetings of the Board where the Chairman is not present;
▪	Serving as a conduit of information between the independent directors and members of management;
▪	Together with the Chairman of the Board, preparing agendas and schedules for Board meetings;
▪	Providing advisory services to the Board;
▪	Providing mentoring services to the Chairman of the Board;
▪	Such other responsibilities and duties as the Board of Directors shall designate.

Another one of those directors, William L. Bridgford, serves as the Chairman of the Board.  In this role he is responsible for fulfilling the following duties:

▪	Presiding as the Chairman of the meetings of the Board of Directors;
▪	Serving as a conduit of information between the independent directors and members of management;
▪	Approving Board of Director meeting agendas and schedules;
▪	Calling executive session meetings of the Independent Directors, as needed;
▪	Reviewing information sent to the Board of Directors;
▪	Working with the Chief Financial Officer and Corporate Secretary to ensure the Board has adequate resources to support its decision-making obligations;
▪	Meeting with shareholders as appropriate; and
▪	Such other responsibilities and duties as the Board of Directors shall designate.

The Company has not appointed a Chief Executive Officer.  Instead, the Company has historically utilized a five-member Executive Committee to serve in the capacity of Chief Executive Officer.  The Board believes that the Executive Committee structure is appropriate for the Company because it requires a full committee of officers, each of whom bring their own experiences and perspectives to bear on their decision making, to discuss and vote on important decisions affecting the Company.  The Company has utilized an Executive Committee in lieu of appointing a Chief Executive Officer for more than twenty years.  See "Executive Officers" for further discussion about the role and membership of the Executive Committee.

The Chairman of the Board and Senior Chairman of the Board each serve on the Executive Committee.  Thus, the roles of Chairman of the Board and Chief Executive Officer are intertwined to some extent.  However, the Senior Chairman of the Board and Chairman of the Board represent only two of the five members of the Executive Committee and no other directors serve on the Executive Committee.  Accordingly, three members of the Executive Committee, comprising a majority of the voting power on the Executive Committee, are not directors of the Company.  The Board believes that this structure properly maintains the independence of the Board as a whole, and of the Chairman of the Board, from the management team.

The Board’s Role in Risk Oversight.

The responsibility for the day-to-day management of risk lies with the Executive Committee.  Risk management is not viewed by the Executive Committee as a separate function, but rather is viewed as part of the day-to-day process of running the Company.  It is the Board’s responsibility to oversee the Executive Committee with respect to its risk management function and to ensure that the Company’s risk management system is well-functioning and consistent with the Company’s overall corporate strategy and financial goals.  In fulfilling that oversight role, the Board focuses on the adequacy of the Company's overall risk management system.  The Board believes that an effective risk management system will adequately identify the material risks to the Company’s business, monitor the effectiveness of the risk mitigating policies and procedures, and provide the Executive Committee with input with respect to the risk management process.

Code of Ethics

The Company adopted a code of ethics that is applicable to, among other individuals, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and posted the code of ethics on its website at http://www.bridgford.com (and designated therein as the Code of Conduct).  Any amendment or waiver to the Company’s code of ethics that applies to its directors or executive officers will be posted on its website or in a report filed with the SEC on Form 8-K.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board of Directors generally, or to any director(s), to Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California 92801, Attention: Corporate Secretary.  All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Director Attendance at Annual Meetings

The Company does not currently have a specific policy regarding director attendance at annual shareholder meetings.  However, directors are strongly encouraged to attend annual shareholder meetings.  All eight directors attended the 2010 annual meeting of the Company’s shareholders.

Executive Officers

Members of the Company’s Executive Committee, comprised of the five executive officers named below, act in the capacity of Chief Executive Officer of the Company.  The following five executive officers are elected annually to serve on the Executive Committee at the pleasure of the Board of Directors:

Allan L. Bridgford	Senior Chairman of the Board and Member of the Executive Committee (1)
Hugh Wm. Bridgford	Vice President and Chairman of the Executive Committee (1)
William L. Bridgford	Chairman of the Board and Member of the Executive Committee (1)
John V. Simmons	President and Member of the Executive Committee
Raymond F. Lancy	Chief Financial Officer, Vice President, Treasurer and Member of the Executive Committee

(1)	William L. Bridgford is the son of Hugh Wm. Bridgford, the nephew of Allan L. Bridgford and the cousin of Bruce H. Bridgford. Hugh Wm. Bridgford and Allan L. Bridgford are brothers.

A biographical summary regarding Messrs. Allan L. Bridgford and William L. Bridgford is set forth above under the caption “Directors.”  Biographical information with respect to the Company’s other executive officers is set forth below:

Hugh Wm. Bridgford, age 79, has served as Vice President of the Company and Chairman of the Executive Committee since March of 1995.   He previously served as Chairman of the Board of Directors of the Company for more than five years and has been a full time employee of the Company since 1955 and has served as a member of the Executive Committee since 1972.  He is a graduate of Stanford University with a degree in Economics and completed the Executive Program at the University of California at Los Angeles Graduate School of Business.

John V. Simmons, age 55, has served as President of the Company and member of the Executive Committee since 2006.  He previously served as Vice President of the Company for more than the five years.  Mr. Simmons earned a B.A. degree in Psychology from the University of Wisconsin.

Raymond F. Lancy, age 57, has served as Treasurer of the Company for more than the past five years.  He has also served as a member of the Executive Committee since 2001, Vice President since 2001 and Chief Financial Officer since 2003.  Mr. Lancy is a Certified Public Accountant (inactive) and worked ten years as an auditor at PricewaterhouseCoopers.  He earned a Bachelor of Science degree with a major in Administration with high honors from the California State University at San Bernardino.

There are no agreements or understandings pursuant to which any of the executive officers was selected to serve as an executive officer.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of February 4, 2011 by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, by each director and nominee for director, by each executive officer named in the Summary Compensation Table and by all executive officers and directors as a group.  The information as to each person or entity has been furnished by such person or group.

Amount and Nature of Shares Beneficially Owned

Name and Address of Beneficial Owner(1)	Sole Voting and Investment Power	Shared Voting and Investment Power(2)	Total Beneficially Owned(3)	Percentage of Outstanding Shares Beneficially Owned(3)
Bridgford Industries Incorporated 1707 Good-Latimer Expressway Dallas, TX 75226	7,156,396	—	7,156,396	76.8
Hugh Wm. Bridgford	47,917	7,156,396	7,204,313	77.3
Allan L. Bridgford	155,882	7,156,396	7,312,278	78.4
Bruce H. Bridgford	7,986	7,156,396	7,164,382	76.9
Baron R.H. Bridgford 170 North Green St. Chicago, IL 60607	1,654	7,156,396	7,158,050	76.8
Robert E. Schulze	167,870	—	167,870	1.8
William L. Bridgford	6,175	7,156,396	7,162,571	76.8
John V. Simmons 1707 Good-Latimer Expressway Dallas, TX 75226	363		363	*
Todd C. Andrews	200		200	*
Richard A. Foster	2,234	—	2,234	*
D. Gregory Scott	8,550	—	8,550	0.1
Paul R. Zippwald	1,452	—	1,452	*
All directors and executive officers as a group (12 persons)	7,556,679	7,156,396	7,556,679	81.1

*	Represents ownership of less than one percent (1%) of the outstanding shares.

(1)	Unless otherwise indicated, the address of such beneficial owner is the Company’s principal executive offices, which are located at 1308 North Patt Street, Anaheim, California 92801.
(2)
Represents shares beneficially owned by Bridgford Industries Incorporated, a Delaware corporation (“BII”) as reported on Schedule 13D filed with the SEC on April 5, 2010.  Other than ownership of these shares, BII does not presently have any significant business or assets.  Allan L. Bridgford, Hugh Wm. Bridgford, William L. Bridgford, Bruce H. Bridgford and Baron R.H. Bridgford presently own 16.49%, 10.82%, 7.68%, 10.56% and 9.83%, respectively, of the outstanding voting capital stock of BII.  The remaining percentage of BII stock is owned of record, or beneficially, by 32 additional members of the Bridgford family.  The officers of BII jointly vote all of the Company’s shares held by BII.

(3)
Applicable percentage of ownership as of February 4, 2011 is based upon 9,322,150 shares of common stock outstanding.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned.  Except as otherwise indicated, and subject to community property laws where applicable, to the knowledge of the Company the persons listed above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 29, 2010, all of the Company’s officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Compensation Overview

This Compensation Discussion and Analysis provides information regarding the compensation paid to the Company’s “named executive officers” or “NEOs,” all of whom are members of the Executive Committee.  The Company has historically been and continues to be principally managed by the Executive Committee.  The Executive Committee, as a unit, serves as the Company’s “Chief Executive Officer.”  The Executive Committee currently consists of the following five members:

•	Hugh Wm. Bridgford, Vice President and Chairman of the Executive Committee
•	Allan L. Bridgford, Senior Chairman of the Board
•	William L. Bridgford, Chairman of the Board and Principal Executive Officer
•	John V. Simmons, President
•	Raymond F. Lancy, Chief Financial Officer, Vice President, Treasurer and Principal Financial Officer

The Company’s executive compensation program is overseen by the Compensation Committee (the “Committee”), which is comprised of certain non-employee members of the Board.  The basic responsibility of the Committee is to review the performance of the officers and key employees toward achieving the Company’s strategic goals and to help ensure that the Company is able to attract and retain individuals who can lead the Company to achieve those goals.  Each member of the Committee is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

One of the Company’s primary strategic goals is to increase shareholder value while meeting its objectives for customer satisfaction, improved sales and financial performance, sound corporate governance, and competitive advantage.  The Company’s current emphases on controlling costs and improving profit margins on a consistent basis are also important factors which affect the Company’s compensation decisions.  The Committee’s goal is to work with management to balance the Company’s financial goals and circumstances with the need to attract, motivate and retain the fully qualified and capable individuals the Company needs to meet and surpass its customers’ and shareholders’ expectations in a highly-competitive industry.

Compensation Philosophy and Objectives

The core of the Company’s executive compensation philosophy is to pay for performance.  To that end, incentive bonus targets are set each year to reward excellent executive performance based upon the achievement of profit objectives by business unit and the Company’s overall profitability based on pretax income, thus stimulating all executives to assume broad responsibility for the Company’s overall financial welfare and financial performance.

The Committee’s guiding principles are as follows:

•	Work with management to provide a compensation program that recognizes individual contributions as well as the Company’s overall business results;
•
Provide reasonable levels of total compensation which will enable the Company to attract and retain qualified and capable executive talent within its industry while also considering the Company’s current goals of controlling costs and effecting consistent improvements in its overall financial condition;

•	Motivate executive officers to deliver optimum individual and departmental performance;
•	Develop and reward a leadership team that is capable of successfully operating and growing an increasingly competitive and complex business in a rapidly changing industry;
•	Ensure that executive compensation-related disclosures are made to the public on a timely basis.

Role of the Compensation Committee

The Compensation Committee sets and approves the NEO’s total compensation.  The compensation of all NEO’s is recommended by the Executive Committee and, after review and analysis, approved by the Compensation Committee.  The Compensation Committee met one time during fiscal year 2010.  The responsibilities of the Compensation Committee are as follows:

•
Review and approve, on an annual basis, the total compensation and compensation structure for the Executive Committee, including base salary, benefits, bonuses and equity compensation (if any).  The Board’s evaluation of the Executive Committee’s performance is considered in setting incentives.  The Committee seeks to maintain an appropriate balance, in light of overall Company performance and profitability, between the compensation of the Executive Committee and the compensation of other officers and employees generally.  The Committee may also make any interim adjustments in any such compensation or plan as the Committee may deem appropriate, or as may be requested by the Board or the Compensation Committee.

•
Provide consultation and oversight of senior management’s decisions concerning the compensation of management, including evaluation procedures for Company officers and other executives deemed eligible for bonuses or equity compensation.

•	Review and approve compensation packages for new executives and, as needed, termination packages for departing officers or other executives.

•	Review and, as deemed necessary or desirable, oversee the administration of the Company’s stock incentive and stock purchase plans, if any.
•	Assist the Board of Directors and management in developing and evaluating potential candidates for executive positions.
•	Advise the Board of Directors in its succession-planning initiatives for the Company’s executive officers and other senior officers.
•	Oversee preparation of a report on executive compensation as required for inclusion in the Company’s annual proxy statement.

Role of Management in the Compensation Determination Process

The Company’s senior management team, primarily the Senior Chairman and the Chairman of the Executive Committee, support the Committee in the executive compensation decision-making process.  At the request of the Compensation Committee, the Senior Chairman presents his performance assessment and recommendations to the Committee regarding base salaries, bonus payments, incentive plan structure and other compensation-related matters for the Company’s executives (other than with respect to his own compensation).

Role of Compensation Consultant

The Compensation Committee has decided not to utilize the services of a paid compensation consultant after concluding that such a consultant would provide insufficient value compared to the cost.

Total Compensation for Executive Officers

The compensation packages offered to the Company’s executive officers are comprised of one or more of the following elements:

•	Base salary;
•	Discretionary cash bonuses;
•	Post retirement healthcare and pension benefits.

The Company does not have any formal policies which dictate the amount to be paid with respect to each element, nor does it have any policies which dictate the relative proportion of the various elements.  The Company also does not have any formal policies for allocating between cash and non-cash compensation or short-term and long-term compensation.  Instead, the Company relies on the judgment of the Compensation Committee and input and feedback from the management team, including in particular the Senior Chairman of the Board and the Chairman of the Executive Committee.  The Committee has no plans to adopt any such formulas, ratios or other such targets that might artificially dilute the Company’s effectiveness in achieving its overall profit objectives.  In fact, all of the Company’s compensation policy decisions are made in the context of its current financial position and are subordinated to the Company’s current goal of achieving overall profitability on an annual basis.  Each of the compensation components is described in more detail below.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  The purpose of base salary is to reward effective fulfillment of the assigned job responsibilities, and to reflect the position’s relative value to the Company and competitiveness of the executive job market.  Base salaries for executive officers are determined based on the nature and responsibility of the position, salary norms for comparable positions, the expertise and effectiveness of the individual executive, and the competitiveness of the market for the executive officer’s services.

The Company has successfully held most base salaries at the low end of the competitive range in order to reduce its overall cost structure and to achieve systematic improvement in the financial performance of the business without incurring a large turnover in executive talent and leadership.

Any “merit increases” for the Company’s executive officers are subject to the same budgetary constraints that apply to all other employees.  Executive officer salaries are evaluated as part of the Company’s annual review process and may be adjusted where justified in the context of the Company’s current focus on profitability and controlling expenses.

For fiscal year 2010, the Compensation Committee set a base salary of $4,345 per week for each Executive Committee member, reduced on a pro-rata basis for any member working less than a full time schedule.  This change represented an approximate 3% increase in the base salary compared to fiscal year 2009, which was derived from management’s assessment of the increase in the cost of living.  The same percentage increase was applied to all non-executive, non-union team members when evaluating salary changes.

Discretionary Cash Bonuses

The Company’s policy is to make a significant portion of each executive’s total compensation contingent upon the Company’s financial performance.  The Compensation Committee believes that the payment of cash bonuses allows the Company to offer a competitive total compensation package despite relatively lower base salaries, while aligning a portion of the executive compensation with the achievement of positive Company financial results.  However, while the payment of these cash bonuses to the executives is generally correlated with the achievement of positive Company financial results, there are no specific performance targets communicated to the executives, and the bonuses are ultimately paid at the discretion of the Compensation Committee after receiving input from the Chairman of the Board.  For fiscal year 2010, bonuses were accrued to members of the Executive Committee in the amounts set forth in the column titled “Bonus” in the caption “Summary Compensation Table” below.   The bonus amounts reflected for fiscal year 2010 were calculated based on 3% of the Company’s pre-tax income (before bonus), and were pro-rated for part-time employment.

Long-Term Equity-Based Incentive Compensation

The Compensation Committee has concluded that long-term stock-related compensation has very limited if any value as an employee incentive or retention tool.  Historically, the Company’s equity-based incentive awards have proved to have little or no value to the recipient.

Beginning in 2005, U.S. accounting rules required the Company to expense any stock option awards according to a formula which could impose a costly charge on the Company’s income statements, thereby burdening or erasing its profit margins.  Because of these factors, the Company has not granted stock options and awards to avoid the adverse effects of such expenses.

Instead, the Compensation Committee aims to align the interests of the executive officers with those of the Company's shareholders by creating a link between the payment of executive compensation and the achievement of Company financial goals as described above.

Stock Options.  In fiscal year 2010, the Company did not award any stock options to the named executive officers or any of its other employees or directors.  Historically, the number of stock options granted to an executive officer is based upon the executive officer’s position and level of responsibility.  The Company does not issue discounted stock options or permit the re-pricing or reissue of previously issued options.

Restricted Stock.  In fiscal year 2010, the Company did not award any shares of restricted common stock to the named executive officers or to any of its other employees or directors.  As with stock options, the number of shares of restricted stock that may be awarded to a named executive officer in the future, if any, will be based upon the executive’s position and level of responsibility.

The Company’s 1999 Stock Incentive Plan expired by its own terms on April 29, 2009 and no additional stock options or restricted stock may be granted thereunder.

Non-Qualified Deferred Compensation

Effective January 1, 1991 the Company adopted a deferred compensation savings plan for certain key employees.  Under this arrangement, selected employees contributed a portion of their annual compensation to the plan.  The Company contributed an amount to each participant’s account by computing an investment return equal to Moody’s Average Seasoned Bond Rate plus 2%.  The purpose of the plan was to provide tax planning and supplemental funds upon retirement or death for certain selected employees and to aid in retaining and attracting employees of exceptional ability.  Separate accounts are maintained for each participant to properly reflect his or her total vested account balance.

Pension and Retirement Benefits

Retirement Plan for Employees of Bridgford Foods Corporation for Administrative and Sales Employees.  The Company has a defined benefit plan (the “Primary Benefit Plan”) for certain of its employees not covered by collective bargaining agreements.  The Primary Benefit Plan, administered by a major life insurance company, presently provides that participants receive an annual benefit on retirement equal to 1.5% of their total compensation from the Company during their period of participation from 1958.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of fully-insured monthly lifetime annuity contracts commencing at age 65 or the participant’s date of retirement, whichever is later.  Effective May 12, 2006, future benefit accruals under the Primary Benefit Plan were frozen.

Supplemental Executive Retirement Plan.  Retirement benefits otherwise available to certain key executives under the Primary Benefit Plan have been limited by the effects of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) and the Tax Reform Act of 1986 (“TRA”).  To offset the loss of retirement benefits associated with TEFRA and TRA, the Company has adopted a non-qualified “makeup” benefit plan (the “Supplemental Executive Retirement Plan”).  Benefits will be provided under the Supplemental Executive Retirement Plan in an amount equal to 60% of their final average earnings minus any pension benefits and primary insurance amounts available to them under Social Security.  However, in all cases the benefits are capped at $120,000 per year for Allan L. Bridgford and Hugh Wm. Bridgford.  Benefits provided under this plan for William L. Bridgford and Raymond F. Lancy are calculated at 50% of final average earnings, capped at $200,000 per year, without offsets for other pension or Social Security benefits.

Bridgford Foods Retirement Savings 401(k) Plan.  The Company implemented a 401(k) plan effective May 13, 2006.  The Company makes a matching contribution to each employee’s account based on pretax contributions in an amount equal to 100% of the first 3% of compensation and 50% of the next 2% of compensation contributed to the Plan.  No amounts are contributed by the Company unless the employee elects to make a pretax contribution to the plan.

Perquisites and Other Benefits

The Company provides its executive officers with various health and welfare programs and other employee benefits which are generally available on the same cost-sharing basis to all of its employees.  However, in keeping with the Company’s policy of controlling costs in connection with its profitability objectives, it does not provide any significant perquisites or other special benefits to its executive officers including, but not limited to, payment of club memberships, fees associated with financial planning, executive dining rooms or special transportation rights.  The Company does not own an airplane and does not provide aircraft for executives for business or personal purposes.

The Company provides post-retirement healthcare for certain executives and their spouses (who are within fifteen years of age of the employee) who have reached normal retirement age.  This coverage is secondary to Medicare.  Coverage for spouses continues upon the death of the employee.  The maximum benefit under the plan is $100,000 per year per retiree.  The plan is subject to annual renewal by the Board of Directors and may be discontinued at the Board’s discretion.  The plan was renewed for one year at the Board of Directors meeting held in December 2010.  The combined cost of this plan during fiscal year 2010 was $155,000 for all active and retired participants.

The Company pays life and disability insurance premiums on policies under which the Company’s President is the named owner and beneficiary.

Employment Agreements

The Company currently does not have any employment, severance, change of control or similar agreements with any of its NEOs.  Refer to the compensation discussion below for information on pension, deferred compensation, and benefit-related payments payable in the event of a qualifying event such as employment termination, disability, death, or sale/merger/acquisition.

Tax and Accounting Implications

The Compensation Committee is responsible for considering the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that it may not deduct non-performance-based compensation of more than $1,000,000 that is paid to its executive officers.  The Company believes that the compensation paid under the current management incentive programs is fully deductible for federal income tax purposes.  In certain situations, the Committee may approve compensation that will not meet the requirements for deductibility in order to ensure competitive levels of compensation for its executives and to meet its obligations under the terms of various incentive programs.  However, the issue of deductibility has not come before the Committee in recent years and is not expected to be a concern for the foreseeable future.

Summary Compensation Table

The table below provides summary information concerning cash and certain other compensation paid to or accrued for the Company’s NEOs during fiscal years 2008, 2009 and 2010, respectively.  Each of the NEOs named below are also members of the Executive Committee, which acts in the capacity of Chief Executive Officer of the Company.  See “Compensation Discussion and Analysis” for further discussion of compensation arrangements pursuant to which the amounts listed in the table below were paid or awarded and the criteria for such payment or award.

Name and Principal Position	Year	Base Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Allan L. Bridgford Senior Chairman of the Board	2010 2009 2008	135,557 131,609 126,547	115,338 147,042 —	— — —	— — —	— — —	0 0 137,271	0 0 1,713	250,895 278,651 265,531
Hugh Wm. Bridgford Vice President and Chairman of the Executive Committee	2010 2009 2008	225,929 219,348 210,912	192,230 245,070 —	— — —	— — —	— — —	0 0 142,529	10,130 9,799 11,275	428,289 474,217 364,716
William L. Bridgford Chairman of the Board (Principal Executive Officer)	2010 2009 2008	225,929 219,348 210,912	192,230 245,070 —	— — —	— — —	— — —	98,762 162,676 12,357	12,305 8,774 8,545	529,226 635,868 231,814
John V. Simmons President	2010 2009 2008	225,929 219,348 210,912	192,230 245,070 —	— — —	— — —	— — —	12,404 96,549 12,357	34,601 33,150 7,454	465,164 594,117 230,723
Raymond F. Lancy Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer)	2010 2009 2008	225,929 219,348 210,912	192,230 245,070 —	— — —	— — —	— — —	98,959 131,463 0	10,219 8,559 8,436	527,337 604,440 219,348

(1)	These amounts reflect the discretionary cash bonuses earned by each of the NEOs in fiscal year 2010. These bonuses are being paid in three equal annual installments beginning in January 2011.
(2)	The Company did not grant any stock awards to any of the NEOs during fiscal years 2008, 2009 or 2010.
(3)	The Company did not grant any option awards to any of the NEOs during fiscal years 2008, 2009 or 2010.
(4)
The Company did not utilize any non-equity incentive plans in order to pay compensation to its NEOs in fiscal year 2010.  While it is the Company’s policy to pay cash bonuses to the NEO’s that are correlated with the Company’s financial performance, the payment of the bonuses is ultimately subject to the discretion of the Compensation Committee.  See “Compensation Discussion and Analysis – Total Compensation for Executive Officers – Discretionary Cash Bonuses.”

(5)
Includes the change in present value of each of the non-qualified deferred compensation plan and pension and retirement benefits described in the Compensation Discussion and Analysis above.  In accordance with SEC rules, to the extent the change in present value for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the named executive officer in the “Total” column has not been adjusted to reflect the negative amount.  The aggregate negative change in the present value of the non-qualified deferred compensation plan and pension and retirement benefits for certain NEOs in certain fiscal years was as follows: (i) fiscal year 2010 (Allan L. Bridgford, ($107,334)) and (Hugh Wm. Bridgford, ($118,466)), (ii) fiscal year 2009 (Allan L. Bridgford, ($20,322)) and (Hugh Wm. Bridgford, ($18,663)), and (iii) fiscal year 2008 (Raymond F. Lancy, ($36)).

(6)
Includes matching contributions to the Bridgford Foods Retirement Savings 401(k) plan made by the Company on behalf of each of the NEOs.  In addition, the amount for Mr. Simmons includes premiums in the amount of $24,376 for life and disability insurance policies issued for the benefit of Mr. Simmons and his designees.  The amounts disclosed in this column for fiscal year 2009 have been adjusted from the disclosure in the prior year’s proxy statement to remove the previously included amount that reflected the change in market value of healthcare benefits plans accrued to the NEOs in fiscal year 2009 because the Company did not incur any incremental cost with respect to those plans in fiscal year 2009.
 (7)(7

Narrative to Summary Compensation Table

See “Compensation Discussion and Analysis” for further discussion of compensation arrangements pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment or award.

Grants of Plan-Based Awards

There were no stock options, restricted stock, restricted stock units or equity or non-equity-based performance awards granted to the Company’s NEOs during fiscal years 2010, 2009 or 2008.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding option or stock awards held by any NEO as of October 29, 2010.

Option Exercises and Stock Vested

There were no shares acquired upon the exercise of stock options or vesting of stock awards during fiscal years 2008, 2009 or 2010 by any NEO.

Pension Benefits

The tables below provide information concerning retirement plan benefits for each NEO and payments due upon certain termination scenarios.

Retirement Plan for Employees of Bridgford Foods Corporation for Administrative and Sales Employees

Normal Retirement:  Benefits commence upon reaching the” Normal Retirement Date”, which is the first day of the month on or after attainment of age 65.  Pension benefit payments begin at normal retirement date and continue until death.

Early Retirement:  A participant may choose to retire up to ten years before the normal retirement date.  If a participant retires early, the accrued pension will be reduced by a percentage to reflect the longer period over which pension benefits will be received.  If a participant is married for at least one year and dies before retirement, a pension benefit will be payable to the surviving spouse for his or her life; provided certain eligibility requirements have been met.

Death Benefits:  Payments to a surviving spouse will begin on the first day of the month following a participant’s death but not sooner than the earliest date a participant could have elected to retire.

Disability Benefits:  A disability benefit is the accrued pension credited to a participant as of the date of disability.  A disability is defined as a physical or mental condition which has existed continually for not less than six months and which renders a participant incapable of any employment and which does not result from military service, any felonious activity, use of narcotics, habitual drunkenness, or is intentionally inflicted.

The years of credited service, present value of accumulated plan benefits and payments made during the fiscal year were as follows:

For the Fiscal Year ended October 29, 2010:
Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Fiscal Year
Allan L. Bridgford	52	$799,767	$71,419
Hugh Wm. Bridgford	54	$671,917	$51,403
William L. Bridgford	37	$374,466	$—
John V. Simmons	31	$297,051	$—
Raymond F. Lancy	18	$276,074	$—

(1)	The assumed discount rate used was 5.45% to compute the present value of the accumulated benefit. The RP-2000 Combined Mortality Table was used and an expected return on assets of 8.0% was assumed.

 For the Fiscal Year ended October 30, 2009:
Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Fiscal Year
Allan L. Bridgford	51	$835,956	$71,989
Hugh Wm. Bridgford	53	$713,754	$51,808
William L. Bridgford	36	$358,735	$—
John V. Simmons	30	$284,647	$—
Raymond F. Lancy	17	$260,146	$—

(1)	The assumed discount rate used was 5.75% to compute the present value of the accumulated benefit. The RP-2000 Combined Mortality Table was used and an expected return on assets of 8.00% was assumed.

For the Fiscal Year ended October 30, 2008:
Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Fiscal Year
Allan L. Bridgford	50	$777,405	$69,342
Hugh Wm. Bridgford	52	$647,922	$49,909
William L. Bridgford	35	$241,188	$—
John V. Simmons	29	$188,098	$—
Raymond F. Lancy	16	$173,912	$—

(1)	The assumed discount rate used was 8.00% to compute the present value of the accumulated benefit. The 1983 Group Annuity Mortality Table was used and an expected return on assets of 8.00% was assumed.

Supplemental Executive Retirement Plan (SERP)

Payment of Retirement Benefit: All retirement, disability and death benefits shall be paid in monthly installments beginning on the Commencement Date following the participant’s retirement, disability or death and shall continue for a period of fifteen years.

Normal Retirement:  Benefits commence upon reaching the” Normal Retirement Date”, which means the date on which the participant has both attained age 65 and completed at least ten years of participation.  SERP benefit payments begin at normal retirement date and continue until death.

Early Retirement:  A participant may choose to retire up to ten years before the normal retirement date if the participant has completed at least five years of participation.  If a participant retires early, the SERP benefit will be determined based on the vested percentage attained as the time of retirement.

Death Benefits:  If a participant dies prior to having commenced receipt of benefits and is eligible for benefits hereunder, the participant’s beneficiary shall be entitled to receive an annual death benefit equal to the Normal Retirement Benefit determined as if the participant attained Normal Retirement Age on the date of his death, or, if after the Participant’s Normal Retirement Date, equal to the Late Retirement Benefit.   If a participant dies after having commenced receipt of benefits, benefits shall continue to be paid but to the Participant’s Beneficiary at the same time and in the same form as the benefits would have been payable to the participant. No benefit will be payable to a participant’s beneficiary if the participant terminates employment with the Company before he is eligible for a retirement benefit and thereafter dies.

Disability Benefits:  A disability benefit is the vested percentage of SERP benefit credited to a participant as of the date of disability.  A disability is defined as a physical or mental condition which has existed continually for not less than twelve months and which renders a participant incapable of any employment and which does not result from military service, any felonious activity, use of narcotics, habitual drunkenness, or is intentionally inflicted.

The present value of accumulated plan benefits and payments made during the fiscal year were as follows:

For the Fiscal Year ended October 29, 2010:
Name	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Allan L. Bridgford	$247,763	$51,528
Hugh Wm. Bridgford	$293,688	$61,080
William L. Bridgford	$1,080,124	$—
John V. Simmons	$—	$—
Raymond F. Lancy	$1,080,124	$—

(1)	A 6.25% discount rate was used to compute the present values.

For the Fiscal Year ended October 30, 2009:
Name	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Allan L. Bridgford	$277,293	$51,528
Hugh Wm. Bridgford	$328,692	$61,080
William L. Bridgford	$997,093	$—
John V. Simmons	$—	$—
Raymond F. Lancy	$997,093	$—

(1)	A 7.00% discount rate was used to compute the present values.

For the Fiscal Year ended October 30, 2008:
Name	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Allan L. Bridgford	$306,820	$51,528
Hugh Wm. Bridgford	$363,840	$61,080
William L. Bridgford	$951,864	$—
John V. Simmons	$—	$—
Raymond F. Lancy	$951,864	$—

(1)	A 7.00% discount rate was used to compute the present values.

The following table estimates the present value of SERP benefits under different employment termination scenarios as of October 29, 2010:

Name	Present Value of Benefits Upon Voluntary Termination of Employment (1)	Present Value of Benefits if Disabled (1)	Present Value of Benefit Upon Death (1)	Present Value of Involuntary Termination of Employment Due to Sale/Merger/ Acquisition (1)
Allan L. Bridgford	$247,763	$247,763	$247,763	$247,763
Hugh Wm. Bridgford	$293,688	$293,688	$293,688	$293,688
William L. Bridgford (2)	$460,895	$1,080,124	$1,080,124	$1,080,124
John V. Simmons	$—	$—	$—	$—
Raymond F. Lancy (2)	$460,865	$1,080,124	$1,080,124	$1,080,124

(1)
In each scenario above, the benefit amount shown is calculated at October 29, 2010.  A 6.25% discount rate was used to compute the present values.  In the case of a voluntary termination, the participant shall be entitled to the vested portion of any such early retirement benefit but shall not commence receipt of such early retirement benefit until the commencement date following the date the participant would have attained the early retirement date had the participant remained employed by the Company.  Upon a finding that the participant (or, after the participant’s death, a beneficiary) has suffered an unforeseeable emergency, the Committee may at the request of the participant or beneficiary, and subject to compliance with Internal Revenue Code Section 409A, accelerate distribution of benefits under the SERP in the amount reasonably necessary to alleviate such unforeseeable emergency.

(2)
Death benefits for William L. Bridgford and Raymond F. Lancy are payable as a lump sum payment.  All other benefits are paid in the form of a monthly annuity.  The actual payment amount for William L. Bridgford and Raymond F. Lancy would be determined using a discount rate similar to the rate required for qualified plans.  The rate assumed for these estimates is 6.25%.

The following table estimates future SERP payments under different termination scenarios as of October 29, 2010:

Name	Payment Upon Voluntary Termination of Employment	Payment if Disabled (1)	Death Benefit from Plan (2)	Involuntary Termination of Employment Due to Sale/Merger/ Acquisition
Allan L. Bridgford	Continues to receive $4,294 for another 68 months	Continues to receive $4,294 for another 68 months	Continues to receive $4,294 for another 68 months	Continues to receive $4,294 for another 68 months
Hugh Wm. Bridgford	Continues to receive $5,090 for another 68 months	Continues to receive $5,090 for another 68 months	Continues to receive $5,090 for another 68 months	Continues to receive $5,090 for another 68 months
William L. Bridgford	$3,889 per month for 180 months beginning on 10/29/2010	$9,114 per month for 180 months commencing after disability	$9,114 per month for 180 months beginning just after death	Lump Sum payment due at termination of $1,080,124
John V. Simmons	—	—	—	—
Raymond F. Lancy	$3,889 per month for 180 months beginning on 10/29/2010	$9,114 per month for 180 months commencing after disability	$9,114 per month for 180 months beginning just after death	Lump Sum payment due at termination of $1,080,124

(1)
Disability amount is decreased by any Company paid disability insurance policies, Social Security disability benefits, or other Federal or State disability programs.  In the case of a voluntary termination, the participant shall be entitled to the vested portion of any such early retirement benefit but shall not commence receipt of such early retirement benefit until the commencement date following the date the participant would have attained the early retirement date had the participant remained employed by the Company.  Upon a finding that the participant (or, after the participant’s death, a beneficiary) has suffered an unforeseeable emergency, the Committee may at the request of the participant or beneficiary, and subject to compliance with Internal Revenue Code Section 409A, accelerate distribution of benefits under the SERP in the amount reasonably necessary to alleviate such unforeseeable emergency.

(2)	Assumes death on October 29, 2010. The discount rate used to calculate the lump sum amount is 6.25%.

See “Compensation Discussion and Analysis – Total Compensation for Executive Officers -- Pension and Retirement Benefits” for further discussion of the pension benefits contained in the tables above.

Non-Qualified Deferred Compensation

            The table below provides information concerning deferred compensation plan benefits for each NEO during the fiscal year ended October 29, 2010.

Name	Executive Contributions in Fiscal Year	Company Contributions in Fiscal Year	Aggregate Earnings in Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Allan L. Bridgford	$—	$—	$—	$76,161	$351,071
Hugh Wm. Bridgford	$—	$—	$—	$76,161	$351,071
William L. Bridgford	$—	$—	$—	$—	$—
John V. Simmons	$—	$—	$—	$—	$—
Raymond F. Lancy	$—	$—	$—	$—	$—

The table below provides information concerning deferred compensation plan benefits for each NEO during the fiscal year ended October 30, 2009.

Name	Executive Contributions in Fiscal Year	Company Contributions in Fiscal Year	Aggregate Earnings in Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Allan L. Bridgford	$—	$—	$—	$77,081	$398,696
Hugh Wm. Bridgford	$—	$—	$—	$77,081	$398,696
William L. Bridgford	$—	$—	$—	$—	$—
John V. Simmons	$—	$—	$—	$—	$—
Raymond F. Lancy	$—	$—	$—	$—	$—

The table below provides information concerning deferred compensation plan benefits for each NEO during the fiscal year ended October 31, 2008.

Name	Executive Contributions in Fiscal Year	Company Contributions in Fiscal Year	Aggregate Earnings in Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Allan L. Bridgford	$—	$—	$—	$76,632	$448,043
Hugh Wm. Bridgford	$—	$—	$—	$76,632	$448,043
William L. Bridgford	$—	$—	$—	$—	$—
John V. Simmons	$—	$—	$—	$—	$—
Raymond F. Lancy	$—	$—	$—	$—	$—

The following table estimates the present value of benefits under different employment termination scenarios as of October 29, 2010:

Name	Present Value of Benefit at Termination of Employment	Present Value of Benefit in the Event of Disability,	Present Value of Benefit Upon Death	Present Value of Benefit Upon Involuntary Termination of Employment Due to Sale/Merger/ Acquisition
Allan L. Bridgford	$357,071	$357,071	$357,071	$357,071
Hugh Wm. Bridgford	$357,071	$357,071	$357,071	$357,071
William L. Bridgford	$—	$—	$—	$—
John V. Simmons	$—	$—	$—	$—
Raymond F. Lancy	$—	$—	$—	$—

Allan L. Bridgford and Hugh Wm. Bridgford each currently receive a monthly deferred compensation payment of $6,330.  As of October 29, 2010, sixty eight (68) such monthly payments are remaining for each recipient.

The deferred compensation amounts are calculated using a crediting rate equal to Moody’s Average Seasoned Bond Rate, plus 2%.  This rate is subject to fluctuation.  Upon death, the deferred compensation benefits are paid in a lump sum equal to the individual’s remaining account balance.

See “Compensation Discussion and Analysis – Total Compensation for Executive Officers – Non-Qualified Deferred Compensation” for further discussion of the non-qualified deferred compensation benefits contained in the tables above.

Director Compensation

The table below summarizes the total compensation paid by the Company to directors who were not NEOs during fiscal year 2010.  Directors who were NEOs did not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid Cash	Stock awards	Option awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Richard A. Foster	$18,850	$—	$—	$—	$—	$—	$18,850
Robert E. Schulze	$20,650	$—	$—	$—	$—	$—	$20,650
Paul R. Zippwald	$22,150	$—	$—	$—	$—	$—	$22,150
Todd C. Andrews	$22,150	$—	$—	$—	$—	$—	$22,150
D. Gregory Scott	$17,150	$—	$—	$—	$—	$—	$17,150

(1)
The amount reflected above includes the change in present value of the defined benefit pension plan, assuming a discount rate of 5.75%, and the SERP and Non-Qualified Deferred Compensation Plan, assuming a discount rate of 7.00%.  Mr. Schulze received contributions to such plans as an employee of the Company prior to his retirement on June 30, 2004.

The Company uses cash compensation to attract and retain qualified candidates to serve on its Board of Directors.  In setting director compensation, the Company considers the demands that have been placed and will continue to be placed on the directors and the skill-level required by its directors.  In addition, as with the Company’s executive officers, compensation decisions for directors are made in the context of the Company’s focus on controlling costs and increased profitability.

The directors are not paid an annual retainer for their service on the Board.  Instead, each non-employee director was paid $1,350 for each of the first three Board meetings attended during fiscal year 2010 and $1,500 for each subsequent Board meeting attended in fiscal year 2010.  Members of the Audit Committee were paid $300 or $500 for each Audit Committee meeting attended depending on the length of the meeting.  The members of the Compensation Committee were not paid any additional compensation for their service.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's general legal counsel is the son of the Senior Chairman of the Board of Directors.  For these services, he currently is paid a fee of $1,600 for each Board of Directors meeting attended.  Total fees paid under this arrangement were $16,050 in fiscal year 2010 and $16,200 in fiscal year 2009.  In addition, legal services are performed on behalf of the Company and billed by a firm in which he is a partner.  Total fees billed under this arrangement for each of fiscal years 2010 and 2009 were approximately $70,000.  Other than the relationship noted above, the Company is not aware of any related party transactions that would require disclosure as a related party transaction under SEC rules.

The Company’s executive officers, directors, nominees for directors and principal shareholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company that would be reportable under Item 404 of Regulation S-K without the prior approval of its Audit Committee (or other independent committee of the Board of Directors in cases where it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest).  Any request for the Company to enter into a transaction with an executive officer, director, or nominee for director, principal shareholder or any of such persons’ immediate family members or affiliates that would be reportable under Item 404 of Regulation S-K must first be presented to the Audit Committee for review, consideration and approval.  In approving or rejecting the proposed agreement, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.  The Audit Committee shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by the Audit Committee (or other independent committee, as applicable).  The requirement for the Audit Committee to review related-party transactions is set forth in the Amended and Restated Audit Committee Charter, which was approved on November 8, 2010 and is attached as Exhibit A to this proxy statement.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has, subject to ratification by the shareholders, appointed Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 28, 2011.

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Squar, Milner, Peterson, Miranda and Williamson, LLP.  Abstentions will have the same effect as votes against the Proposal.  Brokers have discretion to vote uninstructed shares with respect to this Proposal.  Accordingly, broker non-votes will not occur with respect to this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the approval of such firm unless otherwise specified in the proxy In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.  Representatives of Squar, Milner, Peterson, Miranda & Williamson, LLP will be present at the meeting and available for questions.  They will have the opportunity to make a statement if they so desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2011.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Haskell & White LLP completed the audit of the Company's financial statements for the year ended October 31, 2008 on January 28, 2009.  On January 22, 2009, we dismissed Haskell & White LLP as our independent public accounting firm.  The decision to dismiss Haskell & White LLP was made by the Audit Committee of the Board of Directors.

The reports of Haskell & White LLP on the consolidated financial statements of the Company for the years ended October 31, 2008 and November 2, 2007, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.  In addition, during the fiscal years ended October 31, 2008 and November 2, 2007, and through the subsequent interim period ended January 28, 2009, there were no disagreements with Haskell & White LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haskell & White LLP, would have caused it to make reference thereto in its reports on the financial statements for such years.

On January 22, 2009, the Audit Committee of the Board of Directors appointed Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company's new independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

 Fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for the audit and review of the Company’s annual financial statements and quarterly reports on Form 10-Q for fiscal year 2010 totaled $151,200.  Fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for the audit and review of the Company’s annual financial statements and quarterly reports on Form 10-Q for fiscal year 2009 totaled $148,000.

Audit-Related Fees

Audit-related fees typically consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include consultations related to the Sarbanes-Oxley Act and consultations concerning financial accounting and reporting standards.  Fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP during fiscal year 2010 for these types of services totaled $5,500.  There were no audit-related fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for fiscal year 2009.

Tax Fees

Tax fees are comprised of services that include assistance related to state tax compliance services and consultations regarding federal and state research and development tax credits.  There were no tax fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for fiscal years 2009 or 2010.

 All Other Fees

All other fees are comprised of fees for initial planning for certification of internal controls over financial reporting.  No such fees were billed by Squar, Milner, Peterson, Miranda & Williamson, LLP in fiscal years 2010 or 2009.  In addition, the Company incurred fees to Haskell & White LLP for fiscal year 2009 in the amount of $15,000 for the provision of consents relating to the preparation and filing of the Company’s annual report in that year.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT ACCOUNTANTS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  During fiscal years 2010 and 2009, the Audit Committee approved all such services rendered by its independent accountants.  For audit services, the independent accountant provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit.  The Audit Committee approves the plan and fees for the audit.

For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent accountant to provide during the fiscal year.  The Company’s senior management and the independent accountant will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements.  A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request.  The Audit Committee must approve both permissible non-audit services and the budget for such services.

REPORT OF THE AUDIT COMMITTEE

Pursuant to a meeting of the Audit Committee on January 10, 2011, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accountants the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received written confirmation from Squar, Milner, Peterson, Miranda & Williamson, LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the independent registered public accountants the accountants’ independence.  Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended October 29, 2010.

AUDIT COMMITTEE

Todd C. Andrews, Chairman
Richard A. Foster
D. Gregory Scott
Robert E. Schulze
Paul R. Zippwald

The foregoing Audit Committee Report shall not be deemed soliciting material, shall not be deemed filed with the SEC and shall not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables the Company's shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The Company is asking its shareholders to indicate their support for its named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company's shareholders the opportunity to express their views on the compensation paid to the Company's named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

Adoption of the resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.  Abstentions will have the same effect as votes against the Proposal.  Brokers do not have discretion to vote uninstructed shares with respect to this Proposal.  Accordingly, if brokers do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal.  However, broker non-votes will not affect the outcome of the voting on the Proposal because it requires the majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

The "say-on-pay" vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors.  However, the Board and the Compensation Committee value the opinions of the shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the shareholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company's shareholders to indicate how frequently the Company should seek an advisory vote (non-binding) on the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.  By voting on this Proposal, shareholders may indicate whether they would prefer an advisory vote on the compensation paid to the Company's named executive officers once every one year, two years, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative.  Shareholders who have concerns about executive compensation during the interval between "say on pay" votes are welcome to bring their specific concerns to the attention of the Board.  Please see the disclosure under the heading "Communications with the Board."   The Board understands that the Company's shareholders may have different views as to what is the best approach for the Company and looks forward to hearing from shareholders on this Proposal.

The proxy card provides the Company's shareholders with the opportunity to choose among four alternatives with respect to this Proposal (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be simply voting to approve or disapprove the Board's recommendation.

The alternative that receives the greatest number of votes (holding the vote every one, two or three years) will be the frequency that shareholders choose.  Abstentions will not be taken into account in determining the outcome of the vote.  Brokers do not have discretion to vote uninstructed shares with respect to this Proposal.  Accordingly, if brokers do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal.  However, broker non-votes will not affect the outcome of the vote.

Although the vote on the frequency of the "say on pay" vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY "THREE YEARS" AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received at the Company’s principal office no later than October 14, 2011 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

Additionally, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by December 28, 2011, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

HOUSEHOLDING; SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC rules permit brokers and other persons who hold the Company's shares for beneficial owners, to participate in a practice known as “householding,” which means that only one copy of the proxy statement and annual report will be sent to multiple shareholders who share the same address unless other instructions are provided to us.  Householding is designed to reduce printing and postage costs and, therefore, results in cost savings for the Company.  If you receive a household mailing this year and would like to have additional copies of this proxy statement and/or the 2010 Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or other nominee record holder, or submit your request to Bridgford Foods  Corporation, 1308 North Patt Street, Anaheim, California 92801, Attention: Corporate Secretary.  Upon receipt of any such request, the Company agrees to promptly deliver a copy of this proxy statement and/or the 2010 Annual Report to you.  In addition, if you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be acted upon at the meeting other than the Proposals described in this proxy statement.  If, however, any other matter shall properly come before the meeting, the persons named in the proxy accompanying this statement will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

FORM 10-K

The Corporation will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Corporation on Form 10-K for the fiscal year ended October 29, 2010, as such was filed with the SEC, including financial statements and associated schedules.  Such report was filed with the SEC on January 14, 2011 and is available on the SEC’s website, www.sec.gov , as well as the Company’s website, http:// www.bridgford.com.  Requests for copies of such report should be directed to Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California 92801, Attention: Corporate Secretary.

EXHIBIT A

BRIDGFORD FOODS CORPORATION

COMPENSATION COMMITTEE CHARTER

(Effective October 11, 2010)

Introduction

The Compensation Committee (the “Committee”) of the Board of Directors of Bridgford Foods Corporation, a California corporation (the “Company”), shall have the purposes, responsibilities and authority described below.  This Charter is intended to comply with applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”) and to provide the Committee with direction in performing its responsibilities on behalf of the Company’s Board of Directors.  This Charter has been approved by the Company’s Board of Directors (the “Board”).

The Purpose of the Compensation Committee

The purpose of the Committee is to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation.  Among other things, the Committee (a) reviews the performance of the members of the Executive Committee (who collectively serve as the Company’s Chief Executive Officer), (b) reviews, recommends and approves the Company’s compensation arrangements, including arrangements with executive officers and directors, (c) publishes a report to be included in the Company’s annual proxy statement, and (d) administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers and directors).

Membership and Structure

The Committee shall be comprised of at least three (3) directors, each of whom must (i) meet the director independence requirements set forth in the listing rules of The NASDAQ Stock Market, Inc. and (ii) be “Non-Employee Directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.  In addition, at least two (2) directors serving on the Committee must be qualified “outside directors” under Section 162(m) of the Internal Revenue Code, as amended, and related regulations.  Each of the foregoing shall be determined by the Board.  Appointment to the Committee, including the designation of the Chair of the Committee, shall be made by the full Board annually.  Each member of the Committee shall serve at the pleasure of the Board and the Board has the authority to remove members from the Committee in its sole discretion.

Meetings of the Committee shall be held at such times and places as circumstances dictate (but no less frequently than annually), including by written consent.  Meetings may be called by the Chair of the Committee or upon the request of any two of its members.  The Chair of the Committee shall determine the time, place and method for holding and the agenda for all Committee meetings and, when present, shall preside over all Committee meetings.  A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

When necessary, the Committee shall meet in executive session outside of the presence of any executive officer of the Company.  The Chair of the Committee (or his or her designee) shall keep record of the Committee’s meetings and report on activities of the Committee to the full Board.  In fulfilling its responsibilities, the Committee shall have authority to delegate its authority to subcommittees composed entirely of directors who would otherwise qualify for membership on the Committee, in each case to the extent permitted by applicable law.

Primary Responsibilities and Duties

In carrying out its purpose, the Committee shall have direct authority to perform the following responsibilities and duties (it being understood that the Committee may condition its approval of any compensation on Board ratification to the extent so required to comply with applicable tax law):

➢
determine the compensation of the members of the Executive Committee, after taking into account the Board’s assessment of the performance of the Executive Committee, as well as any other executive officers of the Company.

➢	determine the compensation of the Chairman of the Board and the other directors of the Company.

➢	assess the performance of the executive officers of the Company other than the members of the Executive Committee (whose performance is assessed by the Board).

➢	review and make recommendations to the Board regarding the Company’s compensation policies and philosophy.

➢
review and make recommendations to the Board with respect to the employment agreements, severance agreements, change of control agreements and other similar agreements between the Company and its executive officers.

➢	administer the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants.

A-1

➢
review and discuss the Compensation Discussion and Analysis (“CD&A”) section of the Company’s annual proxy statement with management, and recommend to the Board that the CD&A be included in the Company’s proxy statement as required.

➢	produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

➢
as requested by Company management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs.

➢	assist the Board and management in developing and evaluating potential candidates for executive officer positions.

➢	advise the Board in its succession-planning initiatives for the Company’s executive officers and other senior officers.

Additional Powers and Responsibilities

In addition to the specific responsibilities set forth above, the Committee will:

➢	engage in an annual self-assessment with the goal of continuing improvement.

➢	annually review and reassess the adequacy of this Charter, and recommend any changes to the full Board.

➢
have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties, and to discuss matters with such advisers as the members of the Committee deem necessary or appropriate. The Committee shall have sole authority to approve the fees and retention terms of any such advisers.

➢	have sole authority to approve the ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee shall be at the Committee’s sole discretion.

A-2

EXHIBIT B

BRIDGFORD FOODS CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

(As Adopted November 8, 2010)

One committee of the board of directors will be known as the audit committee and will be comprised of at least three members of the board.  Committee members will be appointed by the board annually to serve until their successors are elected.  Unless a chairperson is elected by the full board, the members of the audit committee may designate a chairperson by majority vote.

Only independent directors, as determined by the board, will serve on the audit committee.  An independent director is free of any relationship that could influence his or her judgment as a committee member.  An independent director may not be associated with a major vendor to, or customer of, the Company.  When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should excuse himself or herself from any decision that might be influenced by that relationship.

Apart from his or her capacity as a member of the board or any committee of the board, no audit committee member shall be an affiliated person of the Company or any Company subsidiary as required under applicable SEC and NASDAQ Marketplace Rules.  Each member of the audit committee shall (i) be an independent director, as defined in NASDAQ Marketplace Rule 5605(a)(2) and the rules of the SEC (including, without limitation, Rule 10A-3 under the Securities Exchange Act of 1934), (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years, and (iii) be able to read and understand fundamental financial statements at the time of appointment, in accordance with the requirements set forth in NASDAQ Marketplace Rule 5605(c)(2)(A).  In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities in accordance with NASDAQ Marketplace Rule 5605(c)(2)(A).  Further, at least one member must qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

As part of the commitment of the Company and board of directors to good governance practices, the audit committee regularly reviews its charter and recommends to the board changes to the charter.  The board adopted this amended and restated charter on November 8, 2010.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing (i) the financial information that will be provided to the shareholders and others, (ii) the systems of disclosure controls and internal controls management that the board of directors has established, (iii) the Company’s compliance with legal and regulatory requirements, and (iv) all audit processes, including, but not limited to, the independent accountant’s qualifications, independence, and performance.

GENERAL RESPONSIBILITIES

1.	The audit committee provides open avenues of communication among the internal auditors, the independent accountant, and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.
The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities with full access to all books, records, facilities, and personnel of the Company.  The committee is authorized to retain independent counsel, accountants, or others it needs to carry out its responsibilities, including, but not limited to, any specific investigation.

4.
The committee will meet at least four times each year or more frequently if circumstances make that preferable.  The audit committee chairperson has the power to call a committee meeting whenever he or she thinks there is a need. The audit committee chairperson will provide the agenda for the committee’s meetings and any member may suggest items for consideration.  Briefing materials will be provided to the committee as far in advance of meetings as practicable. An audit committee member should not vote on any matter in which he or she is not independent.  The committee may ask members of management or others to attend the meeting and is authorized to requisition all pertinent information from management.  At the option of the audit committee chairperson, a meeting may conclude with an executive session of the committee absent members of management.

5.
The audit committee shall establish and maintain procedures for receiving, retaining, and treating complaints received by the Company regarding accounting, internal accounting controls, or auditing matters including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	The audit committee shall establish procedures for the hiring of employees and former employees of the independent accountant.

7.	The audit committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the board.

8.	The committee will do whatever else the law, the Company’s charter or bylaws, or the board of directors require.

 RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

1.
The audit committee will select (and recommend that the board submit for shareholder ratification, if applicable) the independent accountants for Company audits.  The audit committee also will review and set any fees paid to the independent accountants, both for audit and lawfully permitted non-audit services, and review and approve dismissal of the independent accountants.  The audit committee shall have the sole authority to approve the hiring and firing of the independent accountants and all compensation and retention terms with respect to any engagement of the independent accountants.  The independent accountants shall report directly to the audit committee.

2.
The audit committee shall review and evaluate the performance of the independent accountants and ascertain that the lead (or concurring) audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the Company.

3.
The audit committee will approve in advance the retention of the independent accountants for the performance of all audit and lawfully permitted non-audit services and the fees for such services (provided that pre-approval of non-audit services will not be required in those circumstances where a subsequent approval is permissible under applicable SEC and NASDAQ rules).

4.
The audit committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.  To facilitate this confirmation, the audit committee shall obtain on a periodic basis a formal written statement from the independent accountant regarding relationships and services with the Company which may impact independence and present this statement to the board of directors and to the extent there are such relationships, monitor and investigate them.

5.
The audit committee shall, at least annually, obtain and review a report by the independent accountants describing:  (i) the accounting firm’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

6.	The audit committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

7.	The audit committee will oversee the resolution of disagreements between management and the independent accountant, if they arise.

8.
The audit committee will listen to management and the primary independent accountant if either believes there might be a need to engage additional auditors.  The audit committee will decide whether to engage an additional firm and, if so, which one.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1.
The audit committee will confirm that the independent accountant (i) views the committee as its client, (ii) will be available to the full board of directors at least annually, and (iii) provides the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will review significant risks and exposures with management and the independent accountant and will assess management’s steps to minimize them.

3.	The audit committee will review the following with the independent accountant and management:

(a)	The adequacy and effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls, including computerized information system controls and security.

(b)	Any significant finding and recommendations made by the independent accountant together with management’s responses to them.

4.	Shortly after the annual examination is completed, and prior to filing with the SEC, the audit committee will review the following with management and the independent account:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountant’s audit of and report on the financial statements.

(c)	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements, if any.

(d)
The independent accountant’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

(e)	Any difficulties or disputes encountered during the course of the audit, including any restrictions on the scope of his or her work or access to required information.

(f)
The Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” including, without limitation, all critical accounting policies and practices used by the Company.

(g)	All alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of each alternative, and the treatment preferred by the Company.

(h)	Anything else about the audit procedures or findings that GAAP requires the auditors to discuss with the committee.

5.	The audit committee will review all material written communications between the independent accountant and management.

6.
The audit committee will review annual filings with the SEC and other published documents containing the Company’s financial statements, including but not limited to earnings press releases, and will consider whether the information in the filings is consistent with the information in the financial statements.  The audit committee will pay particular attention to any pro forma or adjusted non-GAAP financial information.

7.
The audit committee will review and discuss the interim financial reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent accountant(s) before those interim results are released to the public in an earnings release or filed with the SEC or other regulators.  The audit committee shall direct the Company’s independent accountants to review such interim financial statements using professional standards and procedures for such reviews.

8.
The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.  The committee will also prepare a report for the Company’s proxy statement in accordance with the requirements of Item 407(d)(3) of Regulation S-K and any other item required for inclusion in this proxy statement.

9.	In connection with each periodic report of the Company, the audit committee will review:

(a)	management’s disclosure to the committee under Section 302 of the Sarbanes-Oxley Act of 2002.

(b)	the contents of the chief executive officer and the chief financial officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

OVERSIGHT OF INTERNAL AUDIT

1.
The audit committee shall oversee the Company’s establishment and maintenance of an appropriate control process for reviewing and approving its internal transactions and accounting, whether such process is implemented through an internal audit department of the Company, through outsourcing or otherwise (the “internal audit function”).

2.	When the internal audit function is established, the audit committee shall oversee the activities, organizational structure and qualifications of the internal audit function.

3.
The audit committee shall discuss with the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit function the results of the internal audits and special projects.

4.	The audit committee shall review the regular internal reports to management (or summaries thereof) prepared by the internal audit function, as well as management’s response.

5.
The audit committee shall discuss with the internal audit function any audit problems or difficulties, including any restrictions on the scope of the internal audit function’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

6.	The audit committee shall review the effectiveness of the internal audit function.

PERIODIC RESPONSIBILITIES

1.	The audit committee shall review and update its charter at least annually and recommend to the board of directors any necessary amendments.

2.
The audit committee shall review polices and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

3.
The audit committee shall review, approve, and monitor with the independent accountant, the Company’s code of conduct and such other codes of business conduct that the Company may adopt from time to time pertaining to its directors, officers, or employees, as well as the Company’s system to monitor compliance with the same.

4.
The audit committee shall review, in conjunction with counsel at the discretion of the audit committee, legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs, and reports from regulators.

5.
The audit committee shall provide oversight and review of the Company’s risk management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

6.
The audit committee shall meet with the independent accountants and management in separate executive sessions to discuss matters the committee or these groups believe should be discussed privately with the audit committee.  The audit committee will meet separately with the Company’s chief executive officer and chief financial officer at least annually to review the financial affairs of the Company, including a review of the Company’s internal controls.  The audit committee will meet separately with the independent accountants of the Company at such times as it deems appropriate to review the independent accountant’s examination and management report.

7.
In consultation with the independent accountants and the internal audit function (if applicable), the audit committee shall review the integrity of the Company’s financial reporting processes (both internal and external).

8.
As the audit committee deems appropriate, it shall obtain advice and assistance from outside legal, accounting, or other advisors; in this regard, the audit committee shall have the authority to engage, oversee, and require funding for outside legal, accounting, or other advisors.

9.
The audit committee shall review and approve in advance all related party transactions (defined as those transactions required to be disclosed under Item 404 of Regulation S-K) for potential conflict of interest.

10.	The audit committee shall conduct an annual performance assessment relative to the audit committee’s purpose, duties, and responsibilities outlined herein.

COMPENSATION

1.
The Company shall provide appropriate funding, as determined by the audit committee, in its capacity as a committee of the board, for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (ii) compensation to any advisors employed by the audit committee pursuant to the terms of this charter; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

2.
Members of the audit committee shall receive such fees, if any, for their service as audit committee members as may be determined by the board of directors in its sole discretion.  Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the board of directors.  Members of the audit committee may not receive any compensation from the Company except fees that they receive for service as a member of the board of directors or any committee thereof and reasonable expense reimbursement.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BRIDGFORD FOODS CORPORATION
2011 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on March 23, 2011

The undersigned shareholder of BRIDGFORD FOODS CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 18, 2011, and hereby appoints Hugh Wm. Bridgford and Allan L. Bridgford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Shareholders of BRIDGFORD FOODS CORPORATION, to be held on March 23, 2011 at 10:00 a.m., Pacific time, at the principal offices of the Company, which are located at 1308 North Patt Street, Anaheim, California 92801 and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, “FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP, AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS, “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR A FREQUENCY OF EVERY “THREE YEARS,” ON AN ADVISORY BASIS, FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

BRIDGFORD FOODS CORPORATION

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark   ☒
your votes like this

1.	ELECTION OF DIRECTORS	FOR all nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐
01 Allan L. Bridgford 05 Richard A. Foster
02 William L. Bridgford 06 Robert E. Schulze
03 Bruce H. Bridgford 07 D. Gregory Scott
04 Todd C. Andrews 08 Paul R. Zippwald

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2011:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

and in their discretion, upon such other matter or matters that may properly come before the meeting, or any postponements or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature __________________________    Signature ___________________________  Date _______________________, 2011
(This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)